certification

Keith Kemp, Principal Executive Officer, and Brian Curley, Principal Financial Officer of Two Roads Shared Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2021 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer                                      Principal Financial Officer

New Age Alpha Trust                                            New Age Alpha Trust

/s/ Keith Kemp                                                      /s/ Brian Curley

Keith Kemp                                                            Brian Curley

Date: 8/2/2021                                                         Date: 8/2/2021

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to New Age Alpha Trist and will be retained by New Age Alpha Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.